                                                                    EXHIBIT 10.2

                          SUN GRO DIVISION MANAGEMENT
                          VARIABLE COMPENSATION PLAN


- The bonus plan is a long-term incentive which is results oriented and directly tied to net cash flow (as defined below) performance. It has been designed to be self-regulating and for such bonuses to constitute a significant portion of the wages of Key Managers, Region Managers and Key Business Conditions Managers whenever net cash flow targets are achieved.

- This plan is effective on January 1, 1998 and will remain in effect until terminated. The plan is subject to change by the Compensation Committee of the Board of Directors of Hines Horticulture.

- Variable compensation will be based on net cash flow in each fiscal year. Each bonus will be calculated based on all dollars of net cash flow greater than $0.

-  Net cash flow ("N.C.F.") is defined as follows:

   Sales less all cash operating costs including:
   -  Production costs
   -  Distribution Costs
   -  Selling Costs
   -  G & A Costs
   -  Bad Debts, Royalties, & Miscellaneous costs (or income)
   -  Maintenance Capex
  ____________________________
   Equals Net Cash Flow

   Costs excluded from Operating Net Cash Flow
   -  Expansion Capex
   -  All Management Variable Compensation Plans
   -  Hines Holdings G & A Costs
   -  Financing Costs (Interest, Fees, etc)
   -  Income Taxes
   -  Hines Holdings Capex
   -  All Acquisition Related Costs
   -  Depreciation or amortization
   -  Non cash changes in GAAP reserve accounts

- The total variable compensation pool will be allocated to participants based on the attached schedule, as approved by Hines Horticulture's CEO and the Compensation Committee of the Board of Directors of Hines Horticulture (see attached).

                        ALLOCATION SCHEDULE FOR SUN GRO
                        -------------------------------
                 DIVISION MANAGEMENT VARIABLE COMPENSATION PLAN
                 ----------------------------------------------


1)  If N.C.F. is less than $10,000,000 for Sun Gro
    .  Region Pool (Eastern, Western
       or Central)                          = 3.2% of N.C.F. for the applicable Region
    .  Level 2 Pool                         = 0.35% of  Sun Gro N.C.F.
    .  Division Key Management Team
       ("K.M.T.") Pool                      = 1.45% of  Sun Gro N.C.F.
    .  Hines Horticulture Corporate Pool    = 0.82%  of Sun Gro N.C.F.
                                              -----
                                   TOTAL    = 5.82%


2)  If N.C.F. is more that $10,000,000 for Sun Gro

    .  Region Pool                          = 3.84% of N.C.F. for the applicable Region
    .  Level 2 Pool                         = 0.42% of  Sun Gro N.C. F.
    .  Division K.M.T. Pool                 = 1.74% of  Sun Gro N.C. F.
    .  Hines Horticulture Corporate Pool    = 0.82% of Sun Gro N.C.F.
                                              -----
                                   TOTAL    = 6.82%


3)  Region Pool Allocation at 3.2% (N.C.F. less than $10 million for Sun Gro) or
    3.84% (N.C.F. greater than $10 million for Sun Gro)


       Region V.P.          35%             S.T.R.             }
       Region S.M.          25%             Acc. Mgr.          }
       Production Mgr.      10%             Bog Mgr.           }       Split 20%
       Mix Plan Mgr.        10%             Tech. Resource     }       Equally
                                            P.M. Small Plant   }
                                            Cust. Res. Mgr.    }


4) Level 2 Pool Allocation at .35% (N.C.F. less than $10 million for Sun Gro) or .42% (N.C.F. greater than $10 million for Sun Gro)

    Director N.P.D.         20%             Manager N.P.D.     14%
    I.T. Manager            18%             Corp. STR          13%
    Corp. Credit Mgr.       15%             Controller         12%
                                            Cust. Resource      8%


5) Division K.M.T. Pool at 1.45% (N.C.F. less than $10 million for Sun Gro) and at 1.74% (N.C.F. greater than $10 million for Sun Gro)

                                         At 2.27%   At 2.56%
                                         --------   --------
    .  President, Sun Gro                  0.64%      0.75%
    .  V.P. Finance                        0.27%      0.33%
    .  V.P. Organization Development       0.27%      0.33%
    .  Sales/Logistics                     0.27%      0.33%


6)  Hines Horticulture Corporate Pool at .82%

    .  CEO Hines Horticulture               0.6%       0.6%
    .  CFO Hines Horticulture               0.22%      0.22%